     As filed with the Securities and Exchange Commission on July 16, 2001
                                               Registration No. 333-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     Under
                          The Securities Act of 1933

                            -----------------------

                            CELL THERAPEUTICS, INC.
            (Exact name of Registrant as specified in its charter)

                            -----------------------

      Washington            201 Elliott Avenue West, Suite 400                     91-1533912
(State of incorporation)             Seattle, WA  98119               (I.R.S. Employer Identification Number)

  (Address, including zip code, of Registrant's principal executive offices)

                            -----------------------

        Cell Therapeutics, Inc. 1994 Equity Incentive Plan, as amended

                           (Full title of the plan)

                            -----------------------

                                James A. Bianco
                     President and Chief Executive Officer
                            Cell Therapeutics, Inc.
                      201 Elliott Avenue West, Suite 400
                              Seattle, WA  98119
                                (206) 282-7100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copy to:
                           Michael J. Kennedy, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                            One Market, Spear Tower
                                  Suite 3300
                           San Francisco, CA  94105
                                (415) 947-2000

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                                        Proposed
                                                   Proposed              Maximum
                                 Amount             Maximum             Aggregate      Amount of
   Title of Securities to        to be          Offering Price Per      Offering      Registration
      be Registered           Registered (1)       Share (2)              Price           Fee
--------------------------------------------------------------------------------------------------
Common Stock, no par value,
 including associated
 Preferred Stock Purchase
 Rights....................      2,700,000          $22.455            $60,628,500       $15,158
==================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the 'Securities Act') solely for the purpose of calculating the registration fee, calculating the registration fee, based upon the closing price of the Company's Common Stock as reported on the Nasdaq National Market on July 11, 2001.

================================================================================

      INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on September 18, 1997 (No. 333-35919) and July 13, 1998 (No. 333-58957) are hereby incorporated by reference.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission:

     1. The Registrant's Annual Report on Form 10-K/A for the year ended December 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended ("the Exchange Act") (File No. 001-12465), filed with the SEC on April 20, 2001;

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 15, 2001; and

     3. The Registrant's Registration Statement on Form 10 filed with the SEC on April 29, 1996 (as amended on June 27, 1996 and June 28, 1996) and the Registrant's Registration Statement on Form 8-A filed with the SEC on November 15, 1996.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 8.  Exhibits

 Exhibit
  Number                               Document
 -------   ---------------------------------------------------------------------
    5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
           ("WSGR").
   23.1    Consent of Ernst & Young LLP, Independent Auditors
   23.2    Consent of WSGR (contained in Exhibit 5.1)
   24.1    Power of Attorney (see page 4.)
   99.1    Cell Therapeutics, Inc. 1994 Equity Incentive Plan, as amended.

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on July 16, 2001.

                                       CELL THERAPEUTICS, INC.

                                       By: /s/ James A. Bianco
                                           -------------------------------------
                                           James A. Bianco, M.D.
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Cell Therapeutics, Inc., a Washington corporation, do hereby constitute and appoint James A. Bianco and Louis A. Bianco and each of them, the lawful attorneys-in-fact and agents, each with full power of substitution or resubstitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signatures                                      Title                             Date
--------------------------------------------  ---------------------------------------   ------------------------
 /s/ Max E. Link                              Chairman of the Board and Director               July 16, 2001
--------------------------------------------
Max E. Link, Ph.D.

 /s/ James A. Bianco                          President, Chief Executive Officer and           July 16, 2001
--------------------------------------------  Director
James A. Bianco, M.D.

 /s/ Louis A. Bianco                          Executive Vice President, Finance and            July 16, 2001
--------------------------------------------  Administration
Louis A. Bianco

 /s/ Jack W. Singer                           Director                                         July 16, 2001
--------------------------------------------
Jack W. Singer, M.D.

 /s/ Jack L. Bowman                           Director                                         July 16, 2001
--------------------------------------------
Jack L. Bowman
                                              Director                                         July 16, 2001
--------------------------------------------
Wilfred E. Jaeger, M.D.

 /s/ Mary O'Neil Mundinger                    Director                                         July 16, 2001
--------------------------------------------
Mary O'Neil Mundinger, DrPH.

 /s/ Phillip M. Nudelman                      Director                                         July 16, 2001
--------------------------------------------
Phillip M. Nudelman, Ph.D.

                               INDEX TO EXHIBITS


 Exhibit
  Number                              Document
 -------   ---------------------------------------------------------------------
    5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
           ("WSGR")
   23.1    Consent of Ernst & Young LLP, Independent Auditors
   23.2    Consent of WSGR (contained in Exhibit 5.1)
   24.1    Power of Attorney (see page 4)
   99.1    Cell Therapeutics, Inc. 1994 Equity Incentive Plan, as amended